Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Investors Trust

We consent to the use of our reports dated February 23, 2012, and February 27, 2012, incorporated herein by reference, on the financial statements of ING American Funds Growth Portfolio, and ING LargeCap Growth Portfolio, respectively, each a series of ING Investors Trust, and to the references to our firm under the headings “Representations and Warranties” and “Financial Highlights” in the Proxy Statement/Prospectus.

Boston, Massachusetts

April 3, 2012